                                                                    EXHIBIT 4.60

                          DATED THE [ ] DAY OF [ ] 2007



                              WHOLE FORTUNE LIMITED
                               (the "SUBSCRIBER")

                                       AND


                          XINHUA FINANCE MEDIA LIMITED
                                 (the "COMPANY")





                  --------------------------------------------

                          SHARE SUBSCRIPTION AGREEMENT
                     IN RESPECT OF SHARES IN THE CAPITAL OF
                          XINHUA FINANCE MEDIA LIMITED

                  --------------------------------------------

                          SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (this "Agreement") is made on [ ] day of [ ] 2007 by and between

1. WHOLE FORTUNE LIMITED, A LIMITED LIABILITY COMPANY INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH REFERENCE NUMBER 1059250, (the "SUBSCRIBER"); and

2. XINHUA FINANCE MEDIA LIMITED, a company incorporated under the laws of the Cayman Islands with registration number 157511 and a registered address at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the "COMPANY").


                                    RECITALS

WHEREAS

A. All of the outstanding interest in BEIJING PERSPECTIVE ORIENT MOVIE & INTERMEDIARY CO.,LTD ("Perspective") has been or will be beneficially acquired by the Company (the "TRANSACTION").

B. It is a condition of the closing of the Transaction that the parties enter into this Subscription Agreement and the Non-compete Agreement.

C. In consideration of the Subscriber entering into the Non-compete Agreement, the Company agrees to issue to the Subscriber, the Subscription Shares for the Subscription Consideration.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Subscriber and the Company do hereby agree as follows:


1.   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

     "ADR"                    means American Depositary Receipt;

     "AGREED FORM"            means, in relation to any document, the form of
                              that document which has been agreed upon by each
                              of the parties hereto or their legal advisors
                              before Closing;

     "AFFILIATES"             of a specified Person means any other Person that,
                              directly or indirectly, through one or more
                              intermediaries, Controls, is Controlled by, or is
                              under common Control with, such specified Person
                              or, in the case of a natural Person, such Person's
                              spouse, parents and descendants (whether by blood
                              or adoption and including stepchildren);

     "BOARD"                  means the Board of Directors of the Company;

     "BUSINESS DAY"           means any Monday, Tuesday, Wednesday, Thursday and
                              Friday on which banks in Hong Kong are not
                              required or permitted by laws to be closed;

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

     "CLOSING"                shall have the meaning provided in Clause 2.2;

     "CLOSING DATE"           shall have the meaning provided in Clause 2.2;

     "CLOSING DELIVERABLE     shall have the meaning provided in Clause 2.3;
     AGREEMENTS"

     "CONTROL",               means the possession, directly or indirectly, of
     "CONTROLLED" (or         the power to direct or cause the direction of the
     any correlative term)    management policies of a Person, whether through
                              the ownership of voting securities, by contract,
                              credit arrangement or proxy, as trustee, executor,
                              agent or otherwise. For the purpose of this
                              definition, a Person shall be deemed to Control
                              another Person if such first Person, directly or
                              indirectly, owns or holds more than 50% of the
                              voting equity interests in such another Person;

     "DIRECTORS"              means the members from time to time of the Board;

     "HONG KONG"              means the Hong Kong Special Administrative Region
                              of the People's Republic of China;

     "MATERIAL ADVERSE        means any event or circumstance
     CHANGE"                  occurs which might reasonably be expected to have
                              a material adverse effect on the prospects,
                              business, operations or financial condition of the
                              Company or that would materially affect the
                              ability of the Company

     "NON-COMPETE             means the deed of non-competition undertaking and
     AGREEMENT"               release to be entered into among the Subscriber,
                              and Perspective and the Company;

     "PERSON" or "PERSONS"    means any natural person, corporation, company,
                              association, partnership, organization, business,
                              firm, joint venture, trust, unincorporated
                              organization or any other entity or organization,
                              and shall include any governmental authority;

     "PRC"                    means the People's Republic of China;

     "SHARES" means the common shares of US$0.001 each in the capital of the Company;

     "SUBSCRIPTION            means the execution, delivery and performance of
     CONSIDERATION"           the obligations under the Non-compete Agreement by
                              Subscriber;

     "SUBSCRIPTION SHARES"    means the 2,043,347 class A Common Shares(or the
                              equivalent ADRs) in the share capital of the
                              Company subscribed for by the Subscriber under
                              this Agreement;

     "$" and "US DOLLARS"     means the lawful currency of the United States of
                              America; and

     "US SECURITIES ACT"      means the United States Securities Act of 1933, as
                              amended.

2.   SUBSCRIPTION AND SALE OF SUBSCRIPTION SHARES

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
2.1 Subscription and Sale. Subject to the terms and conditions set out in this Agreement, the Subscriber agrees with the Company to subscribe for and purchase at the Closing, and the Company agrees to issue and sell to the Subscriber within 20 working days following the Closing, the Subscription Shares for the Subscription Consideration.

2.2 Closing. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Clauses 5 and 6 hereof (or such other date as may be agreed by the Company and the Subscriber), the subscription and sale of the Subscription Shares (the "CLOSING") shall take place at the office of the Company at 2003-4 Vicwood Plaza, 199 Des Voeux Road Central, Hong Kong Special Administrative Region, the People's Republic of China, or at such other time and place as the Company and the Subscriber mutually agree in writing. The date and time of the Closing are herein referred to as the "CLOSING DATE".

2.3 Closing Deliveries by the Company. At the Closing, the Company shall issue the Subscription Shares to the Subscriber as fully-paid shares and shall enter the name of the Subscriber in the register of members of the Company as the holders of the Subscription Shares and shall deliver to the Subscriber (unless delivered prior to the Closing) a duly issued share certificate of the Company issued in the name of the Subscriber in respect of the Subscription Shares (the "CLOSING DELIVERABLE AGREEMENTS").

2.4 Closing Deliveries by the Subscriber. At the Closing, the Subscriber shall deliver to the Company two (2) counterparts of the Non-compete Agreement duly executed by it.

2.5 XFM Shares. The Subscriber understands that the certificates evidencing the Subscription Shares shall bear the following or similar legend reflecting the restrictions on the transfer of such shares:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, THE WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE SECURITIES, THE WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS."


3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Subscriber that:

3.1 Organisation. The Company is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as now conducted.

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
3.2 Authorisation. Unless as expressly stated in this Agreement , all corporate action on the part of the Company required for the authorisation, execution and delivery of this Agreement will be taken prior to Closing and the performance of all obligations of the Company under each of these and the authorisation, issuance (or reservation for issuance), sale and delivery of the Subscription Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganisation, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principles.

3.3 No Conflict. The execution, delivery and performance of this Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the Amended and Restated Memorandum and Articles of Association (or similar organizational documents) of the Company, or (b) conflict with or violate any law or governmental order applicable to the Company or any of the assets, properties or businesses of the Company, or
     (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets pursuant to any note, bond, mortgage, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of such assets or properties is bound or affected.

3.4 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority in Hong Kong.

3.5 Issuance of Subscription Shares. The Subscription Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and free of any lien or encumbrance. The Articles of Association and the laws and regulations of any jurisdiction that may apply to any holder of shares in the Company, the Subscription Shares are not subject to any restrictions on transfer.

3.6 Offering. Subject to the truth and accuracy of the Subscriber's representations set forth in Clause 4 of this Agreement, the offer, sale and issuance of the Subscription Shares as contemplated by this Agreement are exempt from the registration requirements of the US Securities Act, and neither the Company nor any authorised agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.7 Share Rights. The Subscription Shares shall have the rights as set out in the Articles of Association.

3.8 Litigation. Except for the class actions currently filed in USA against, inter alia, the Company alleging omission of material facts from the prospectus issued in connection with the Company's initial public offering in March 2007, there is no other material litigation, arbitration, prosecution or other legal proceedings in progress or pending or threatened against the Company which may give Material Adverse Changes to the Company nor is there any material claim or, to the best of the knowledge and belief of the Company after having made due enquiries, any fact which may give rise to a material claim against the Company which, individually or in aggregate, may have or have had a material effect on the financial or business conditions or prospects (whether or not arising in the ordinary course of business) of the Company or which is material in the context of the subscription for Subscription Shares.

3.9 Winding up, etc. There are no bankruptcy, winding-up, receivership, administration or other similar proceedings in progress or pending in respect of the Company.

3.10 Registration Rights. The Company is not under any obligation, and has not granted any rights to register any of its shares or other securities under or pursuant to the US Securities Act.

3.11 Brokerage or Commissions. No Person is entitled to receive from the Company any finder's fee brokerage or commission in connection with this Agreement or anything contained in it.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER. The Subscriber hereby represents, warrants and covenants to the Company that each of the following statements is true:

4.1 Capacity and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its legal registration jurisdiction and, if an individual, he has the relevant capacity to enter into this Agreement.

4.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute legal, valid and binding obligations of the Subscriber, enforceable in accordance with their respective terms.

4.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to subscribe for and purchase the Subscription Shares and to execute, deliver and perform this Agreement.

4.4 Purchase Entirely for Own Account. This Agreement is made with the Subscriber in reliance upon the Subscriber's representation to the Company, which by the Subscriber's execution of this Agreement the Subscriber hereby confirms, that the Subscription Shares to be received by the Subscriber will be acquired for investment and not with a view, at the date of this Agreement, to the resale or distribution of any part thereof, and that the Subscriber has no intention of selling, granting any participation in, or otherwise distributing the same during the period as restricted by the applicable laws, if any. By executing this Agreement, the Subscriber further represents that the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Subscription Shares.

4.5 Accredited or Non-U.S. Investor. It is either (i) an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the United States Securities Act of 1933, as amended (the "US Securities Act") or (ii) (A) not a U.S. person within the meaning of Regulation S under the US Securities Act, (B) its principal business address is located outside the United States, and (C) as far as the Subscriber is aware, the transaction is not part of a plan or scheme to evade the registration requirements of the US Securities Act; and the Subscriber was not organised for the specific purpose of acquiring the Subscription Shares.

4.6 Investment Experience. It is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Subscription Shares.

4.7 Disclosure of Information. It and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Subscription Shares which have been requested by it or its advisors. It and its advisors, if any, have been afforded the opportunity to ask questions of representatives of the Company and have received answers to such questions, as it deems necessary in connection with its decision to subscribe for the Subscription Shares.

4.8 Compliance with Laws. It has complied with all applicable laws of its jurisdiction in connection with the subscription of the Subscription Shares and this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of Subscription Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Subscription Shares. The Subscriber's subscription and payment for and its beneficial ownership of the Subscription Shares, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

4.9 The Non-compete Agreement. On or before Closing, the Non-compete Agreement will have been duly executed and, as at Closing, will be in full force and effect and will constitute the valid and legally binding obligations of the parties thereto, enforceable in accordance with its terms at Closing.

5. CONDITIONS OF SUBSCRIBER'S OBLIGATIONS AT THE CLOSING. The obligations of the Subscriber under Clause 2 of this Agreement are subject to the satisfaction or waiver, on or before the Closing Date of each of the following:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Clause 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6. Conditions of the Company's Obligations at the Closing. The obligations of the Company to the Subscriber under this Agreement are subject to the satisfaction or waiver on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Subscriber contained in Clause 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2  Closing Deliveries. The obligations under Clause 2.3 have been fulfilled.

6.3 Conversion Following the execution and delivery of this Agreement, the Subscriber is committed to do its best endeavor to assist the Company or its designated non-PRC entity to successfully legally and beneficially hold certain percentage(to the extent as permitted by then PRC laws) of total share equity of the BEIJING PERSPECTIVE ORIENT MOVIE & INTERMEDIARY CO.,LTD (CHINESE CHARACTERS)("Perspective") (such arrangement hereinafter as the "Conversion Arrangement"). For the avoidance of doubt, under such Conversion Arrangement, the Perspective is to be converted as a "foreign invested

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
     enterprise" according to PRC laws, in which the Company or its designated non PRC entity legally and beneficially hold certain shares, and such Conversion Arrangement shall not affect or give Material Adverse Changes to Perspective's current business operation(e.g. lose of "Program Production and Operation Licence (CHINESE CHARACTERS)"). However, the parties to the Agreement acknowledge that the completion of the Conversion Arrangement shall not be the conditions of the Company's obligations at the closing.

6.4 Changes of shareholders of Perspective. The Company has, or through its nominee, further acquired 49% share equity of Perspective from Hunan TV & Broadcast Intermediary Co., Ltd(CHINESE CHARACTERS) without any encumbrance and as a result held or controlled 100% share equity of Perspective and the registration of such aforesaid in the competent governmental authority has been duly completed. All the obligations of Hunan TV & Broadcast Intermediary Co., Ltd(CHINESE CHARACTERS)under the agreement in connection with Transaction have been fulfilled.

6.5 Non-Compete. The Company, Perspective and Subscriber have entered into the Non-Compete Agreement.

6.6 Board Approval. The Company's board of directors shall have authorized and approved the execution and delivery of this Agreement and the Non-compete Agreement.

7.   TERMINATION

7.1  Termination. This Agreement may be terminated at any time prior to the
     Closing:

     (a) by the Subscriber if, between the date hereof and the Closing: (i) there is a Material Adverse Change, (ii) any representations and warranties of the Company contained in this Agreement shall not have been true and correct when made, or (iii) the Company shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it;

     (b) by the Company but such termination shall be effective if, between the date hereof and the Closing: (i) any representations and warranties of the Subscriber contained in this Agreement shall not have been true and correct when made, (ii) the Subscriber shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iii) the Subscriber makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Subscriber in question seeking to adjudicate the Subscriber in question bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (c) by the Subscriber or the Company if the Closing shall not have occurred by 31 December 2007; provided, however, that the right to terminate this Agreement under this Clause 8.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

     (d) by the Subscriber or the Company in the event that any competent governmental authority in the PRC shall have issued an order, decree or ruling or taken any other

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
          action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the proposed business and operation of the Group or the Group Structure Agreements;

     (e) by the Company if its board of directors have not authorized and approved the execution and delivery of this Agreement and the Non Compete; or

     (e)  by the mutual written consent of the Subscriber and the Company.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Clause 7.1 other than as provided in Clause 7.1(b), this Agreement shall forthwith become void provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement. In the event of termination of this Agreement as provided in Clause 7.1(b), this Agreement shall forthwith become void and there shall be no liability on the part of the Company provided that neither the Company nor the Subscriber shall be relieved from liability for any breach of this Agreement.


8.   MISCELLANEOUS

8.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Subscriber contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Subscriber or the Company.

8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto irrevocably agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong in all matters arising in connection with this Agreement.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set out on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

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
8.7 Finder's Fee. The Subscriber agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which that Subscriber or any of its officers, partners, employees, or representatives is responsible.

8.8 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

8.11 Language. This Deed shall be executed in both the English and Chinese languages and in the event of any discrepancy between the two versions, then the English version of this Agreement shall prevail.

             THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK
                           THE EXECUTION PAGE FOLLOWS

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
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE SUBSCRIBER

WHOLE FORTUNE LIMITED


/s/


-----------------------------------
Address:















For and on behalf of
XINHUA FINANCE MEDIA LIMITED
By:


/s/



------------------------------------
Name :
Title : Authorized Signatory


Address:
Suite 2003-5, Vicwood Plaza
199 Des Voeux Road Central
Hong Kong

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